Calculation of Filing Fee Tables
S-3
TEN Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001	Other	500,000	$ 2.01995	$ 1,009,975.00	0.0001381	$ 139.48
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,009,975.00		$ 139.48
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 139.48
Offering Note
[1]	This Registration Statement on Form S-3 (this "Registration Statement") covers shares of common stock, $0.0001 par value per share ("Common Stock"), of TEN Holdings, Inc. (the "Company" or "Registrant") previously issued on May 22, 2026 to the selling stockholder named in the Registration Statement and pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), any additional shares of Common Stock that may be issued by reason of any stock dividend, stock split or other similar transaction. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price per Unit and the Maximum Aggregate Offering Price are based on the average of the high ($2.0499) and low ($1.99) prices of the Registrant's Common Stock as reported on the Nasdaq on July 21, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date